Exhibit 23.1

Consent of Independent Auditors

The Board of Directors

Click2learn, Inc.:

We consent to the incorporation by reference in registration statements (Nos. 333-51858, 333-87425, 333-89615, 333-75480 and 333-107260) on Form S-3, and registration statements (Nos. 333-68413, 333-83759, 333-42822, 333-63916, and 333-97877) on Form S-8 of Click2learn, Inc. and registration statement (No. 333-110535) on Form S-4 of Hockey Merger Corporation of our report dated February 6, 2004, except for Notes 14 and 18, which are as of February 18, 2004, with respect to the consolidated balance sheets of Click2learn, Inc. as of December 31, 2002 and 2003 and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2003 and the related consolidated financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of Click2learn, Inc.  Our report refers to a change in the method of accounting for goodwill and other intangible assets as of January 1, 2002.

Seattle, Washington

March 16, 2004